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                        FIRST NORTHERN COMMUNITY BANCORP

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                             PARTICIPATION AGREEMENT



_____ Original Application                         Enrollment Date:  _________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


     1. ____________________________ hereby elects to participate in the First Northern Community Bancorp 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Participation Agreement and the Employee Stock Purchase Plan.

     2. I understand that the initial Participation Period will commence on and end on
------------------            ------------------.

     3. I hereby authorize payroll deductions, as follows, from paycheck(s) (not to exceed 10% of compensation) during the Participation Period in accordance with the Employee Stock Purchase Plan.

     $_________ from first paycheck of the month (not to exceed 10% of compensation).

     $_________ from second paycheck of the month (not to exceed 10% of compensation).

     4. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from a Participation Period, any accumulated payroll deductions will be used to automatically exercise my option.

     5. I have received a copy of the complete "First Northern Community Bancorp 2000 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

     6. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of:
                          -----------------------------------------------------.
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     7. I understand that if I dispose of any shares received by me pursuant to the Employee Stock Purchase Plan within 2 years after the Enrollment Date (the first day of the Participation Period during which I purchased such shares), I will be treated for federal income tax purposes as having received (i) ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares and (ii) capital gain (loss) at the time of such disposition in an amount equal to the difference between the fair market value of the shares on the date of disposition and their fair market value on the date such shares were purchased. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Participation Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

     8. I understand and agree that shares purchased pursuant to the Employee Stock Purchase Plan may not be sold or transferred by me (except for transfers resulting from my death) for a one-year period following the purchase of the shares and, that during this one-year period, the shares will be held for my account by the Plan Administrator.

     9. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Participation Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

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     10. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME:  (Please print)


-------------------------------------------------------------------------------
         (First)                    (Middle)                  (Last)

----------------------------       --------------------------------------------
         Relationship
                                   --------------------------------------------
                                                    (Address)

NAME:  (Please print)


-------------------------------------------------------------------------------
         (First)                    (Middle)                  (Last)

----------------------------       --------------------------------------------
         Relationship
                                   --------------------------------------------
                                                    (Address)

Employee's Social
Security Number:
                                   --------------------------------------------

Employee's Address:
                                   --------------------------------------------
                                   --------------------------------------------
                                   --------------------------------------------


I UNDERSTAND THAT THIS PARTICIPATION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PARTICIPATION PERIODS UNLESS TERMINATED BY ME IN ACCORDANCE WITH THE EMPLOYEE STOCK PURCHASE PLAN.


Dated:
        -------------------        --------------------------------------------
                                               Signature of Employee

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                        FIRST NORTHERN COMMUNITY BANCORP

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL



     The undersigned participant in the First Northern Community Bancorp 2000 Employee Stock Purchase Plan (the "Plan") during the Participation Period which began on ________________, 20__ (the "Period Commencement") hereby notifies the Company that he or she hereby withdraws from the Plan. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Participation Period. The undersigned understands and agrees that his or her right to purchase shares for such Participation Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Participation Period and the undersigned shall be eligible to participate in succeeding Participation Periods only by delivering to the Company a new Participation Agreement.

                                   Name and Address of Participant


                                   --------------------------------------------
                                   --------------------------------------------
                                   --------------------------------------------

                                   Signature


                                   --------------------------------------------

                                   Date:
                                        ---------------------------------------


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